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                                                                  Exhibit 10.16


                               GUARANTEE AGREEMENT


This Guarantee Agreement ("CAUTIONNEMENT SOLIDAIRE") is made by CREMASCOLI ORTHO SA, a French SOCIETE ANONYME with issued capital of FRF 58,511,700, having its registered offices at 80, avenue Louis Lagrange, ZI Toulon Est, 83088 Toulon and registered with the REGISTRE DU COMEMRCE ET DES SOCIETES of Toulon under n 337 787 678 (the "GUARANTOR") in favor of CHASE MANHATTAN BANK, PARIS BRANCH, acting as Local Agent and Initial Lender, under a credit agreement dated as of 22 December 1999 (the "CREDIT AGREEMENT"), among Cremascoli Ortho Holding S.A., as borrower (the "BORROWER"), Chase Manhattan Bank, Paris Branch, acting in the above mentioned capacities, The Chase Manhattan Bank, as U.S. Administrative Agent and U.S. Collateral Agent, and Bank of America, N.A., as U.S. Syndication Agent.

All terms not otherwise defined herein shall have for the purpose hereof the meaning set forth in the Credit Agreement.

The Guarantor agrees with The Chase Manhattan Bank, as Local Agent (the "LOCAL AGENT"), as follows:


1.    GUARANTEE UNDERTAKING

The Guarantor hereby irrevocably guarantees, jointly and severally (as "CAUTION SOLIDAIRE") with the Borrower, to the Local Agent, for the account of the Lenders, the full and punctual payment or reimbursement by the Borrower of all amounts of whatever nature, whether principal, interest, fees or other, due by the Borrower under the Credit Agreement, as and when said amounts shall be due, whether at maturity, by acceleration or otherwise, and irrevocably guarantees the full performance of all other obligations of the Borrower under the Credit Agreement.

Accordingly, in the event the Borrower would fail to make any payment or reimbursement of any amount as and when due under the Credit Agreement, the Guarantor irrevocably undertakes to immediately make such payment to the Local Agent, upon request of the Local Agent.

The Guarantor will be bound by the acceleration of the maturity of the Loans declared pursuant to Article VI of the Credit Agreement.


2.    WAIVERS


2.1. The Guarantor expressly waives the benefits of "DISCUSSION" and "DIVISION" provided by articles 2021 and 2026 of the French Civil Code as well as the benefit of the provisions of article 2039 of the French Civil Code.

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2.2. As long as all amounts due by the Borrower under the Credit Agreement shall not have been paid to the Lenders, the Guarantor agrees not to exercise any right of subrogation under article 2029 of the French Civil Code or otherwise against the Borrower or any of its assets, or to take any measure whereby such Guarantor's claims would compete with those of the Lenders on the assets of the Borrower.

2.3. The Guarantor hereby irrevocably waives any right to set-off any amount due by it hereunder against any amount which could be due to it by any Lender.


3.    PAYMENTS OBLIGATIONS ABSOLUTE

The Guarantor agrees that its payment obligations hereunder shall be absolute, whatever the reason of the Borrower's failure to pay any amount due under the Credit Agreement, including in the event of moratorium, insolvency, bankruptcy, reorganization or any analogous situation of the Borrower or in the event of "FORCE MAJEURE".

The Guarantor will not be discharged of its obligations hereunder in the event the Borrower's obligations under the Credit Agreement would be void or unenforceable for any reason, or in the event of modification of the legal form of the Borrower, including in the event the Borrower is wound-up or liquidated.


4.    PAYMENTS

4.1. All payments to be made by the Guarantor hereunder shall be made in euros and shall be made by bank transfer to such account as shall be designated by the Local Agent.

4.2. All payments to be made by the Guarantor hereunder shall be made without set-off or counterclaim and free and clear of and without deduction for or on account of any taxes.

In the event the Guarantor is required by any applicable law or regulation to make any withholding or deduction from any amount payable to the Local Agent hereunder, the Guarantor shall, to the fullest extent permitted by law, pay such additional amounts as shall be necessary to ensure that the Local Agent receives a net amount equal to the full amount which it would have received had payment by the Guarantor not been subject to such withholding or deduction.


5.    REPRESENTATIONS AND WARRANTIES


The Guarantor represents and warrants that:

(a) it is a company duly organized and validly existing under the laws of its jurisdiction of incorporation, has the power and authority to own its property and assets and carry on its


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      business as now being conducted and has the power and authority to enter into and perform this Guarantee Agreement;

(b) all necessary corporate action has been taken to authorize the entry into and performance by the Guarantor of this Guarantee Agreement;

(c) this Guarantee Agreement constitutes the legal, valid and binding obligation of said Guarantor enforceable in accordance with its terms; this Guarantee Agreement is in proper form for enforcement in the courts of France;

(d) the entry into and performance of this Guarantee Agreement and the transactions contemplated hereby do not conflict with (i) any law or regulation or any official or judicial order applicable to or binding on the Guarantor; (ii) the "STATUTS", charter or by-laws of the Guarantor; or
      (iii) any contractual undertaking made by the Guarantor; and

(e) it has received a copy of the Credit Agreement and has full knowledge of the terms thereof.


6.    RANKING OF THE GUARANTOR'S OBLIGATIONS -- NEGATIVE PLEDGE

The obligations of the Guarantor under this Guarantee Agreement rank and will rank at least PARI PASSU with all its present and future unsecured and unsubordinated obligations. Until all amounts due under the Credit Agreement shall have been fully paid to the Lenders, the Guarantor undertakes not to grant any security interest on any of its assets as security for any of its indebtedness without the Lenders at the same time sharing equally and ratably in such security interest.


7.    TERM -- SUCCESSORS OF THE GUARANTOR

This Guarantee Agreement shall remain in full force and effect until all amounts due under the Credit Agreement shall have been finally paid in full to the Lenders.

All successors in interest of the Guarantor shall be jointly and severally bound together by this Guarantee Agreement.


8.    NOTICES

All notices or other communications hereunder to any party hereto shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched (in the case of telex or telecopy) to such party addressed to it at its address as follows:


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(i)   if to the Guarantor:


      at its registered office address
      Telecopy: +33 04 94 21 75 43


      with a copy to Mr. Adam Barron (+44 171 306 04 45)


(ii)  if to the Local Agent:


      The Chase Manhattan Bank, Paris Branch
      Washington Plaza
      40-42, rue Washington
      75008 Paris, France
      Telecopy no.: +33.153 77 14 49;
      Attention: Marc Danan


or at such other address as such party may hereafter notify in writing to the other party. A written notice includes a notice telex or telecopy.


9.    REPLACEMENT OF THE LOCAL AGENT

The Guarantor agrees that, in the event The Chase Manhattan Bank, Paris Branch, would cease to act as Local Agent under the Credit Agreement, this Guarantee Agreement may, by simple notice to the Guarantor, be assigned and transferred to such institution as shall act as the new Local Agent under the Credit Agreement.


10.   GOVERNING LAW AND JURISDICTION

10.1. This Guarantee Agreement shall be governed by French law.

10.2. The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to


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this Guarantee Agreement against the Guarantor or its properties in the courts of any other jurisdiction.

10.3. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement in any court referred to in paragraph 10.2. above. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

10.4. The Guarantor elects domicile at its registered office address.

10.5. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5


IN WITNESS whereof the Guarantor has caused this Guarantee Agreement to be duly executed on the date written herebelow.


Made in London
On 22 December 1999




     THE GUARANTOR


      /s/ Paul Donnelly
     ------------------
     By: Paul Donnelly
     Title:  PRESIDENT DU CONSEIL D'ADMINISTRATION



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ACCEPTED BY CHASE MANHATTAN BANK, PARIS BRANCH




By:  /s/ Marc Danan
    ---------------------------------
Name:  Marc Danan
Title: V.P.






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